EXHIBIT 99.2
                                ------------


                       Gloucester Bank & Trust Company
                      Gloucester, Massachusetts  01930
                          Telephone (978) 281-6270

                NOTICE OF SPECIAL MEETING IN LIEU OF REGULAR
                        ANNUAL MEETING OF SHAREHOLDERS
                                May 23, 1998

      NOTICE IS HEREBY GIVEN that the Special Meeting in Lieu of the Regular Annual Meeting of Shareholders of Gloucester Bank & Trust Company (the "Bank") will be held at 72-74 Rogers Street, Gloucester,
Massachusetts on May 23, 1998, at 10:00 A.M., local time, for the purpose of considering and voting upon the following matters:

      (1) To elect the seven individuals listed as nominees in the Proxy Statement and Prospectus accompanying this notice of said meeting.

      (2) To elect Kevin W. Nunes as Secretary of the Bank for a one year term.

      (3) To ratify the selection of Shatswell, MacLeod & Company as the Bank's independent auditor.

      (4) To ratify and confirm, subject to the approval of the Commissioner of Banks for the Commonwealth of Massachusetts, the Plan of Acquisition dated March 20, 1998, a copy of which is annexed as Exhibit A to the accompanying Proxy Statement and Prospectus, providing for the acquisition of the Bank by GBT Bancorp, a Massachusetts corporation.

      (5) Such other matters as may properly be brought before the meeting or any adjournment thereof.

      The record date and hour for determining shareholders entitled to notice of and to vote at the meeting has been fixed at 5:00 P.M., local time, March 31, 1998.

                                       By order of the Board of Directors,


                                       David L. Marsh
                                       President

April 14, 1998

      THE AFFIRMATIVE VOTE OF HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE BANK IS REQUIRED FOR APPROVAL OF THE MERGER AGREEMENT.

      PLEASE SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND THE MEETING.


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